UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2013

OLYMPIC STEEL, INC.
(Exact name of registrant as specified in charter)

Ohio	000-23320	34-1245650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5096 Richmond Road
Bedford Heights, Ohio		44146
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 292-3800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Shareholders of Olympic Steel, Inc. (the “Company”) was held on May 3, 2013. The final voting results for the proposals submitted for a vote of shareholders at the Annual Meeting of Shareholders are set forth below.

Proposal 1. The shareholders elected Michael D. Siegal, Arthur F. Anton, Donald R. McNeeley and James B. Meathe as directors of the Company to serve until the Company’s 2015 Annual Meeting of Shareholders. The voting results were as follows:

Name	For	Withheld	Broker Non-Votes

Michael D. Siegal	8,712,655	196,935	1,308,969

Arthur F. Anton	8,718,720	190,870	1,308,969

Donald R. McNeeley	7,823,398	1,086,192	1,308,969

James B. Meathe	8,647,975	261,615	1,308,969

Proposal 2. The shareholders approved the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent public accounting firm for 2013. The voting results were as follows:

For	Against	Abstain

10,156,176	43,717	18,666

Proposal 3. The shareholders approved, on an advisory basis, the Company’s named executive officer compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes

8,727,035	167,853	14,702	1,308,969

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLYMPIC STEEL, INC.

Date: May 6, 2013	By:	/s/ Richard T. Marabito
Name: Richard T. Marabito
Title: Chief Financial Officer